Exhibit 99.1

Actelis Networks Receives Significant Expansion Order from Major European Natural Gas Operator, Continuing Critical Infrastructure Modernization

Follow-on order of approximately $150,000 validates Actelis’ solution and demonstrates growing adoption in energy sector; deployment supports homeland security objectives through modernization of critical infrastructure monitoring and cyber-hardened connectivity

SUNNYVALE, Calif., January 30, 2026 – Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced it has received an expansion order of approximately $150,000 from the major European natural gas transmission system operator with whom it announced its initial deployment in October 2023. This significant follow-on order demonstrates customer satisfaction and further validates Actelis’ technology for critical energy infrastructure applications, while supporting the operator’s ongoing efforts to maintain and upgrade to the highest security standards required for essential homeland security infrastructure.

The customer operates a high-pressure natural gas pipeline network stretching over thousands of kilometers in a large European country. As energy infrastructure has become increasingly recognized as a critical component of national and homeland security, operators face mounting pressure to modernize monitoring systems while implementing the highest levels of cyber protection. Actelis’ cyber and temperature hardened networking solutions enable the operator to extend instant, fiber-grade connectivity over existing network infrastructure to monitor operational data across even the most remote locations, supporting quality control, system maintenance, and real-time measurement of natural gas characteristics including tank levels, inventory, temperature, and flow.

In recent years, the energy sector has faced heightened cyber threats targeting critical infrastructure. Actelis solutions offer advanced end-to-end encryption protocols at the device, transmission, and management levels to help protect against hacking, jamming, and denial of service attacks. The Company’s hybrid fiber-copper technology delivers fiber-grade performance while dramatically reducing deployment time and cost compared to fiber-only alternatives – enabling rapid modernization of legacy infrastructure without extended construction timelines.

“This expansion order validates our position in the critical energy infrastructure market and demonstrates the value customers derive from our solutions in protecting and modernizing essential homeland security systems,” said Tuvia Barlev, Chairman and CEO of Actelis Networks. “Energy networks represent vital national infrastructure that requires the highest levels of monitoring, security, and reliability. Our ability to deliver cyber-hardened, rapid deployment connectivity over existing infrastructure allows operators to achieve modernization goals efficiently while meeting stringent security requirements. This follow-on order reflects our customer’s confidence in our technology and their commitment to expanding deployment across their network.”

The expansion deployment is being executed in collaboration with Actelis’ long-standing European partner, denk-stein:net GmbH, based in Germany, which serves customers across Germany, Austria, Hungary, and Switzerland.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” “looking forward,” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Relations Contact

Arx Investor Relations
North American Equities Desk
actelis@arxhq.com